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                                                                   EXHIBIT 10.73

                                   HILTON NOTE

                                 APRIL 15, 1998

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$2,666,666                   Los Angeles, California              April 15, 1998

        FOR VALUE RECEIVED, The Sports Club Company, Inc., a Delaware corporation ("Maker"), promises to pay on or before the Due date (as defined below) to Hilton Hotels Corporation ("Noteholder") at 9336 Civic Center Drive, Beverly Hills, California 90210, or such other location as Noteholder may designate, the sum of $2,666,666, without any interest thereon, in accordance with the terms and conditions hereinafter set forth. The "Endorsed Date" of this Note, as that term is used herein, shall be the date on which Closing, as defined in that certain Asset Purchase Agreement, dated as of April 1, 1998, between Noteholder and The Sports Club Company, Inc. (the "Purchase Agreement"), shall occur.

1.      PAYMENT OF PRINCIPLE AND INTEREST.

        1.1 On the first anniversary of the Endorsed Date, Maker shall pay Noteholder principal in the sum of $1,333,333.

        1.2 On the second anniversary of the Endorsed Date (the "Due Date"), Maker shall pay Noteholder principal in the sum of $1,333,333.

        1.3 Principal and interest, if any, shall be payable in lawful money of the United States. Payments hereon shall be credited first to accrued and unpaid interest hereon, if any, and the balance to principal.

        1.4 Upon failure of Maker to perform or to pay, in full, any monetary obligation of Maker under this Note within ten days after notice and demand therefor, then at the option of Noteholder, upon demand, the principal balance of this Note shall become immediately due and payable in full.

        1.5 Should any sum due under this Note not be paid when due, said past-due sum shall thereafter bear simple interest at the rate of 10% per annum.

2.      PREPAYMENT.

        2.1 Notwithstanding any other provision in this Note, Maker shall have the right at any time or from time to time to prepay any or all of the unpaid principal balance of this Note, without penalty. If Maker prepays any portion of the unpaid principal balance of this Note, the balance of each installment of principal remaining to be paid after such prepayment will be reduced by a 0.833% (1/2 of 10%) monthly discount factor. For example, if the Endorsed Date were to be March 31, 1998 and the entire note were to be prepaid on October 1, 1998, the principal balance would be reduced by $237,405, from $2,666,666 to $2,429,261, calculated as follows: (i) $63,492 for the March 31,1999 payment = ($1,333,333-($1,333,333/(1 + (.0083 x 6)) plus (ii) $173,913 for the March 31,
2000 payment = ($1,333,333 -($1,333,333/(1 + (.0083 x 18)).


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        2.2 Upon payment in full of the unpaid principal balance of this Note, this Note shall be canceled, and Noteholder shall mark this Note as "PAID IN FULL" and return this Note, as so marked, to the undersigned.

3.      MISCELLANEOUS PROVISIONS.

        3.1 NOTICES. All acknowledgments, notices, approvals, requests, responses, waivers and demands of any kind, which either party hereto may be required, or may desire, to serve upon the other party under the terms of, or in connection with, this Note or the Purchase Money Encumbrance, shall be given by personal delivery or by mailing a copy thereof, postage prepaid, by certified or registered mail, addressed as follows:

       TO NOTEHOLDER:     9366 Civic Center Drive
                          Beverly Hills, California 90210
                          Attention: Chief Financial Officer and General Counsel

       TO MAKER:          11000 Santa Monica Boulevard
                          Suite 300
                          Los Angeles, California 90025
                          Attention: Real Estate Department

       WITH A COPY TO:    Resch Polster Alpert Berger LLP
                          10390 Santa Monica Boulevard
                          Suite 400
                          Los Angeles, California 90025
                          Attention: Ronald M. Resch

               Notice shall be deemed given on the date of personal delivery or the second business day following the date of mailing. The above addresses or persons may be changed from time to time by notice served, as hereinabove provided by the party desiring a change, to the other party.

        3.2 ATTORNEYS' FEES. In the event that legal action is taken by Maker or Noteholder in connection with this Note, or any related document or matter, the losing party in such legal action, in addition to such other damages as such losing party may e required to pay, shall pay reasonable attorneys' fees to the prevailing party.

        3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions and covenants contained herein shall inure to and be binding upon the successors, transferees, heirs and assigns of the parties hereto.

        3.4 DEFAULT. Maker shall not be deemed to be in default of any of its obligations hereunder until the expiration of ten days after receipt of notice of default from Noteholder, and shall only be deemed to be in default thereafter if the subject default has not been cured within said ten-day period, or, if such default is a nonmonetary default and cannot be cured within such period, if Maker has not begun such cure within such period or thereafter ceases to diligently pursue its completion.

        3.5 WAIVERS. Subject to paragraph 3.4, Maker and all endorsers hereof , if any, severally waive diligence and the right to plead any statute of limitations, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the

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maturity date, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by any federal or state statute both as to itself personally and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

        3.6 SECTION HEADINGS. The headings of the sections of this Note are inserted solely for convenience, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

        3.7 CHOICE OF LAW. This Note shall be governed by the laws of the State of California.

       MAKER:                         THE SPORTS CLUB COMPANY, INC.,
                                      a Delaware corporation

                                      By: /s/ John M. Gibbons
                                          --------------------------------------
                                          Its: President
                                               ---------------------------------

        The undersigned Noteholder hereby acknowledges its agreement to the terms and conditions hereinabove set forth.

        NOTEHOLDER:                   Hilton Hotels Corporation,
                                      a Delaware corporation


                                      By  /s/ Matt J. Hart
                                          --------------------------------------
                                               Its EVP, CFO
                                                   -----------------------------

The Endorsed Date is April 15 , 1998



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